CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT




                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and ROBERT J. BRAULT, Chief Financial Officer of Smith Barney Muni Funds - Florida Portfolio (the "Registrant"), each certify to the best of his knowledge that:

     1. The Registrant's periodic report on Form N-CSR for the period ended September 30, 2004 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                     Chief Financial Officer
Smith Barney Muni Funds -                   Smith Barney Muni Funds -
Florida Portfolio                           Florida Portfolio

/s/ R. Jay Gerken                           /s/ Robert J. Brault
---------------------------                 --------------------------
R. Jay Gerken                               Robert J. Brault
Date: December 7, 2004                      Date: December 7, 2004


This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.